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                                 [LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

Atlas Assets, Inc.:

We consent to (a) the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 33-20318 on Form N-1A of our report dated February 2, 1996 incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, (b) the reference to us under the heading "Additional Information - Independent Auditors" in such Statement of Additional Information, and (c) the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

February 22, 1996